Exhibit 10.2

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
This AMENDMENT (“the Amendment”) entered into this 29th day of September 2006, is by and between Caneum, Inc., a corporation formed under the laws of the State of Nevada with its principal place of business at 170 Newport Center Drive, Suite 220, Newport Beach, CA 92660 (“Caneum”), and Sukhbir Singh Mudan (“the Employee”).
RECITALS:
WHEREAS, the parties entered into an Employment Agreement dated October 28, 2003, (the “Employment Agreement”), which provided for the employment of Employee for a period of three years; and
WHEREAS, the parties desire to amend the Employment Agreement to extend the employment period on the terms and conditions set forth in this Amendment;
NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows.
1. Amended Term. Section 1 of the Employment Agreement is amended to read as follows:
a. The extended term of this Agreement shall be through March 31, 2008, unless it is terminated earlier as provided herein. The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.
b. If on or before March 31, 2008, the Employee shall notify Caneum in writing that he is willing to negotiate in good faith with Caneum to enter into a new employment agreement, Caneum shall pay to Employee a bonus of $60,000, payable in cash or common stock of Caneum.
2. Amended Compensation. Section 5(c) of the Employment Agreement is amended to read as follows:
c. PERFORMANCE COMPENSATION.
Employee will be eligible to receive an annual bonus ranging from nothing up to 100% of the then applicable Base Salary, less applicable withholding taxes, upon achievement of annual performance objectives to be determined by the Board and Employee, which such objectives for the first year of this Agreement will be established within thirty (30) days of the Effective Date. Objectives for subsequent years will be determined as set forth herein within thirty (30) days of each anniversary of this Agreement.

3. Amended Notices. Section 14 of the Employment Agreement is amended to read as follows:
All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:
If to Caneum to:
170 Newport Center Drive
Suite 220
Newport Beach, CA 92660
With a copy (which shall not constitute notice) to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
If to the Employee, to:
13542 Caminito Carmel
Del Mar, CA 92014
or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.
4. New Employment Agreement Bonus. If Caneum and the Employee shall successfully negotiate and enter into a new employment agreement on or before April 30, 2008, Caneum shall grant to Employee a new stock option award to be negotiated in good faith between the parties. In addition, Caneum shall award Employee a signing bonus of between 25% and 150% of the base salary of Employee in the new employment agreement, such bonus to be paid either in cash or common stock of Caneum at the option of Caneum.
5. Consideration for Amendment. For Employee entering into this Amendment, Caneum shall grant to Employee fully vested, ten-year options to purchase 125,000 shares of common stock under Caneum’s 2002 Stock Option/Stock Issuance Plan. The exercise price of the options shall be the ten-day average closing price of the common stock preceding the date of this Amendment.

6. Effectiveness of Employment Agreement. Except as amended hereby, the Employment Agreement shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Employment Agreement or (ii) to prejudice any right or rights which either party may now have or may have in the future under or in connection with the Employment Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.
7. Incorporation by Reference. The terms of the Employment Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.
IN WITNESS WHEREOF, Caneum and the Employee have executed this Amendment effective as of the day and year first written above.

CANEUM:	Caneum, Inc.

Date: September 29, 2006	By:	/s/ Luan Dang

Luan Dang, Chairman Compensation Committee

EMPLOYEE:

Date: September 29, 2006	/s/ Sukhbir Singh Mudan

Sukhbir Singh Mudan

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